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                                                                     EXHIBIT 5.1

                              IRELL & MANELLA LLP
                      1800 Avenue of the Stars, Suite 900
                         Los Angeles, California 90067
                                 (310) 277-1010

                                August 26, 1996



Learning Tree International, Inc.
6053 West Century Boulevard
Los Angeles, California 90045-0028

Gentlemen and Ladies:

     We have acted as counsel to Learning Tree International, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission with respect to the registration of an aggregate of 2,300,000 shares (the "Shares") of the Company's common stock, $0.0001 par value ("Common Stock"), consisting of 400,000 shares of Common Stock to be offered and sold by the Company, and 1,600,000 shares of Common Stock to be offered and sold by David C. Collins and Eric R. Garen, current stockholders of the Company (the "Selling Stockholders"), plus an additional 300,000 shares of Common Stock subject to an underwriters' over-allotment option, all of which would be offered and sold by the Selling Stockholders. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

     Based upon these examinations, it is our opinion that upon completion of the proceedings being taken or which we, as your counsel, contemplate will be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name, whenever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion is furnished to you in connection with the registration of the
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Learning Tree International, Inc.
August 26, 1996
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Shares, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.


                                       Respectfully submitted,


                                       /s/ IRELL & MANELLA LLP

                                           IRELL & MANELLA LLP